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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported)April 1, 1998 (March 27, 1998)

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                               PACKAGED ICE, INC.

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               (Exact name of registrant as specified in charter)

            TEXAS                   333-29357                    76-0316492
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(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)            File Number)              Identification No.)


8572 Katy Freeway, Suite 101, Houston, TX                            77024
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   (Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code                (713) 464-9384
                                                                  --------------


                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)



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ITEM 5.  OTHER EVENTS.

         On March 27, 1998, Packaged Ice, Inc. (the "Company") entered into a definitive agreement with Suiza Foods Corporation to purchase all of the outstanding capital stock of Reddy Ice Corporation ("Reddy"), a wholly owned subsidiary of Suiza Foods Corporation. The total purchase price for the capital stock of Reddy is $172,500,000. The consummation of the agreement is subject to customary conditions including review under the Hart-Scott Rodino Act and receipt of financing by the Company.

         Reddy is a leading nationwide producer and distributor of packaged ice products with 1997 revenues of $66.3 million, representing 4% of Suiza Foods' total sales.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Business Acquired.

The Company expects to file the required historical financial statements for Reddy Ice Corporation shortly following completion of the proposed acquisition.

(b)  Pro Forma Financial Information

The Company expects to file the required pro forma financial information for Reddy Ice Corporation shortly following completion of the proposed acquisition.

(c)  Exhibits

99.1 Press Release issued by Suiza Foods Corporation and the Company at 9:19 AM on March 30, 1998.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PACKAGED ICE, INC.


Date:  April 1, 1998                   By: /s/ A.J. LEWIS, III
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                                       Name:   A.J. Lewis, III
                                       Title:  President



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